UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   August 8, 2014

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	47-1053457 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 8, 2014 (the “Effective Date”), the Board of Directors (the “Board”) of j2 Global, Inc. (the “Company”) accepted the resignation of Michael P. Schulhof from the Board, the Compensation Committee (the “Compensation Committee”) and the Corporate Governance and Nominating Committee of the Board, effective immediately. Mr. Schulhof's resignation is not the result of any disagreement with the Company relating to the Company's operations, policies or practices.

The Board has appointed current Board and Compensation Committee member Douglas Bech, as Chairman of the Compensation Committee to fill the vacancy left by Mr. Schulhof’s resignation.

Also on the Effective Date, the Company (a) accelerated the vesting of 9,702 stock options and 10,400 shares of restricted stock previously granted to Mr. Schulhof; and (b) entered into a two-year Consulting Agreement with Mr. Schulhof (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Schulhof will provide consulting services as requested by the Company’s Chairman of the Board.  In exchange for these services, Mr. Schulhof will receive annual compensation of $100,000, payable monthly in advance.  A copy of the Consulting Agreement is attached as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Consulting Agreement dated August 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: August 8, 2014	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary